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                                                                  EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62597) of Eastman Chemical Company of our report dated January 28, 2000 appearing on page 38 of this Form 10-K.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No.
33-77844) of Eastman Chemical Company of our report dated January 28, 2000 appearing on page 38 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------------------

PRICEWATERHOUSECOOPERS LLP
New York, New York
March 3, 2000


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